Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60050) of Kimco Realty Corporation and Subsidiaries of our report dated October 25, 2005 relating to the financial statements of Kimco Realty Corp. 401(k) Plan, which appears in this Form 11-K.

/s/ GOLDSTEIN GOLUB KESSLER LLP
October 25, 2005

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